Exhibit 23.4


                      CONSENT OF SALOMON SMITH BARNEY INC.

                  We hereby consent to the use of our name and to the description of our opinion letter, dated January 10, 2000, under the captions "Summary--Investment Bank Says the Merger Is Fair to Carolina First," "The Merger--Carolina First's Reasons for the Issuance of Carolina First Common Stock to Anchor Stockholders" and "The Merger--Opinion of Carolina First's Financial Advisor" in, and to the inclusion of such opinion letter as Appendix E to, the Joint Proxy Statement/Prospectus of Carolina First Corporation and Anchor Financial Corporation, which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of Carolina First Corporation, dated on or about March 14, 2000. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                                                 /s/ SALOMON SMITH BARNEY INC.
                                                 -----------------------------
                                                 SALOMON SMITH BARNEY INC.

New York, New York
March 14, 2000